EXHIBIT 10.18

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this "Amendment"), dated as of March 12, 2008, is entered into among COMMERCE ENERGY, INC., a California corporation ("Borrower"), COMMERCE ENERGY GROUP, INC., a Delaware corporation ("Parent"), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation, as Agent ("Agent") and the financial institutions party to the below referenced Loan Agreement as Lenders (collectively, "Lenders").

RECITALS

A.           Borrower, Parent, Agent and Lenders have previously entered into that certain Loan and Security Agreement dated June 8, 2006 (the "Loan Agreement") as amended by the First Amendment to Loan and Security Agreement and Waiver dated September 20, 2006 (the "First Amendment"), the Second Amendment to Loan and Security Agreement and Waiver dated October 26, 2006 (the "Second Amendment"), the Third Amendment to Loan and Security Agreement and Waiver dated March 15, 2007 (the "Third Amendment"), the Fourth Amendment to Loan and Security Agreement dated June 26, 2007 (the "Fourth Amendment"), the Fifth Amendment to Loan and Security Agreement dated August 1, 2007 (the "Fifth Amendment") and the Sixth Amendment to Loan and Security Agreement dated November 16, 2007 (the "Sixth Amendment"), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.           The following Events of Default have occurred and are continuing under the Loan Agreement:  after Revolving Loans had been outstanding for more than five (5) days, Borrower failed to transfer the funds deposited into the Lockbox Accounts to the Blocked Accounts for application to the Obligations as provided in Sections 6.3(a) and (c) of the Loan Agreement (as amended by Section 1(g) of the Sixth Amendment) and instead transferred such funds to its operating account; and Parent and its Subsidiaries failed to earn EBITDA of not less than $3,500,000 during the six (6) months ended January 31, 2008 as required in Section 9.17.2 of the Loan Agreement (collectively, the “Known Existing Defaults”).

C.           Borrower and Parent have requested that Agent and Lenders waive the Known Existing Defaults and amend the Loan Agreement on the terms and conditions set forth herein.

D.           Borrower and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent's or any Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Interest Rate” in Section 1.58 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.58.                      ‘Interest Rate’ shall mean,

(a)           Subject to clause (b) of this definition below:

(i)           as to Prime Rate Loans, a rate equal to three-quarters of one (0.75%) percent per annum in excess of the Prime Rate,

(ii)           as to Eurodollar Rate Loans, a rate equal to three and one-quarter (3.25%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor);

provided that, if the EBITDA of Parent and its Subsidiaries during any period of twelve (12) consecutive months is equal to or greater than $7,000,000 and the Fixed Charge Coverage Ratio of Parent and its Subsidiaries during the same period is equal to or greater than 1.5 to one, then so long as no Default or Event of Default has occurred and is continuing, and effective on the first day of the second month following such period, the Interest Rates set forth above shall be reduced by one-half of one (0.50%) percent per annum; and

(b)           Notwithstanding anything to the contrary contained in clause (a) of this definition, the applicable Interest Rates set forth in such clause (a) shall be increased by two (2.0%) percent per annum, at Agent's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as reasonably determined by Agent or (ii) on the Revolving Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent's or any Lender’s knowledge or consent and whether made before or after an Event of Default).”

(b) The definition of “Letter of Credit Rate” in Section 1.66 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.66.                      ‘Letter of Credit Rate’ shall mean, for any month, the following rates based upon the average daily Excess Availability (calculated without giving effect to the Revolving Loan Limit) during the immediately preceding month:  (a) two and one-quarter (2.25%) percent per annum if such average daily Excess Availability is less than or equal to $25,000,000; and (b) two (2.0%) percent per annum if such average daily Excess Availability is greater than $25,000,000; provided that, if the EBITDA of Parent and its Subsidiaries during any period of twelve (12) consecutive months is equal to or greater than $7,000,000 and the Fixed Charge Coverage Ratio of Parent and its Subsidiaries during the same period is equal to or greater than 1.5 to one, then so long as no Default or Event of Default has occurred and is continuing, and effective on the first day of the second month following such period, the applicable Letter of Credit Rate set forth above shall be reduced by one-half of one (0.50%) percent per annum; and provided, further, that, the Letter of Credit Rate shall be two (2.0%) percent per annum higher than the applicable rate set forth above, at Agent’s option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as reasonably determined by Agent or (ii) on the Letter of Credit Obligations at any time outstanding in excess of the Borrowing Base or the Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).”

(c) Collections.  Notwithstanding any prior course of conduct, Borrower acknowledges and reaffirms its agreement under Sections 6.3(a) and (c) of the Loan Agreement to promptly deposit into the Lockbox Accounts and to direct its account debtors to directly remit into the Lockbox Accounts all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner, and to transfer the funds deposited into the Lockbox Accounts to the Blocked Accounts for application to the Obligations; provided, however, that such agreement shall apply only if (i) any Revolving Loans have been outstanding for more than fifteen (15) consecutive days, (ii) a Default or Event of Default has occurred and is continuing or (iii) Agent in its sole and absolute discretion gives written notice to Administrative Borrower to comply with such agreement.

(d) Projections.  The phrase "forty-five (45) days after the end of each fiscal year" in Section 9.6(a)(iii) of the Loan Agreement is hereby replaced with "thirty (30) days after the end of each fiscal year".

(e) Fixed Charge Coverage Ratio.  Section 9.17 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“9.17                      Fixed Charge Coverage Ratio.  Parent and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.5 to one during each of the twelve (12) consecutive month periods ending January 31, 2008 and April 30, 2008 and shall thereafter maintain a Fixed Charge Coverage Ratio as of the last day of each month after July 31, 2008, as determined for the period of twelve (12) consecutive months then ending, of not less than the ratio established by Agent for that period.  Based upon the projected financial statements furnished by Borrowers to Agent pursuant to Section 9.6(a)(iii) hereof for each fiscal year after July 31, 2008, Agent shall reasonably establish minimum Fixed Charge Coverage Ratio levels for Parent and its Subsidiaries for each period of twelve (12) consecutive months ending during such fiscal year (it being understood that such levels will be no less stringent than 1.5 to one).”

(f) EBITDA.  Section 9.17.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"9.17.2  EBITDA.  Parent and its Subsidiaries shall earn EBITDA during each of the periods set forth below of not less than the amount set forth opposite such period:

Periods	Amounts
9 months ending 4/30/08	$3,500,000
12 months ending 7/31/08	$3,600,000

Based upon the projected financial statements furnished by Borrowers to Agent pursuant to Section 9.6(a)(iii) hereof for each fiscal year after July 31, 2008, Agent shall reasonably establish minimum EBITDA levels for Parent and its Subsidiaries for specified periods  ending during such fiscal year (it being understood that such levels will be no less stringent than those set forth above), and Parent and its Subsidiaries shall earn EBITDA during each such period of not less than the applicable minimum EBITDA level so established by Agent."

(g) Capital Expenditures.  Section 9.19 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“9.19.  Capital Expenditures.  Borrowers and Guarantors shall not make Capital Expenditures (excluding acquisitions permitted under Section 9.10(i) hereof) in excess of $6,000,000 in the aggregate during each fiscal year.”

2. Waiver of Known Existing Defaults.  Agent and Lenders hereby waive enforcement of their rights and remedies arising from the Known Existing Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any failure to comply fully with Sections 6.3(a) and (c) and 9.17.2 of the Loan Agreement (as amended or modified by this Amendment) at any time hereafter or with respect to any period ending after the date hereof.  This waiver shall be effective only for the specific defaults comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of Agent’s or any Lender’s rights and remedies with respect to any other Defaults or Events of Default now existing or hereafter arising.  Nothing contained in this Amendment nor any communications between Borrower or Parent and Agent or any Lender shall be a waiver of any rights or remedies Agent and Lenders have or may have, except as specifically provided herein.  Except as specifically provided herein, Agent and Lenders hereby reserve and preserve all of their rights and remedies under the Loan Agreement and the other Financing Agreements.

3. Amendment Fee.  Borrower shall pay Agent, for the benefit of Lenders based upon their respective Pro Rata Shares, an amendment fee in the amount of $50,000, which shall be due and payable by Borrower and fully earned by Lenders on and as of the date of this Amendment.

4. Effectiveness of this Amendment.  The effectiveness of this Amendment, and the waivers provided herein, are conditioned upon the occurrence of each of the following:

(a) Amendment.  Agent shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement shall be true and correct.

(c) Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

5. Representations and Warranties.  Each of Borrower and Parent represents and warrants as follows:

(a) Authority.  Such party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability.  This Amendment has been duly executed and delivered such party.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Material Adverse Effect.  There has been no Material Adverse Effect.

(e) Due Execution.  The execution, delivery and performance of this Amendment are within the power of such party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any material contractual restrictions binding on such party.

(f) No Default.  After giving effect to the waivers contained herein, no event has occurred and is continuing that constitutes a Default or Event of Default.

6. Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

7. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

8. Reference to and Effect on the Financing Agreements.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower or Parent (as applicable) to Agent and Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9. Estoppel.  To induce Agent and Lenders to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Agent or Lenders with respect to the Obligations.

10. Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent to waive any of its rights and remedies under the Financing Agreements, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[signature to follow on next page]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

COMMERCE ENERGY, INC.,

a California corporation

By:           s/MICHAEL FALLQUIST________
Name:_Michael Fallquist_______________
Title:   _Chief Operating Officer_________

COMMERCE ENERGY GROUP, INC.,

a Delaware corporation

By:     s/C. DOUGLAS MITCHELL______
Name:_C. Douglas Mitchell_____________
Title:  __Interim Chief Financial Officer___

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN),
a California corporation, as Agent and Lender

By:    __s/CARLOS VALLES___________
Name: __Carlos Valles_________________
Title:       Director_____________________

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Lender

By:     s/JACQUELINE PICCIONE_______
Name: __Jacqueline Piccione____________
Title:   Assistant Vice President__________